EXHIBIT 99.1

FOR:	Consolidated Graphics, Inc.

CONTACT:	G. Christopher Colville
Executive Vice President/
Chief Financial Officer
Consolidated Graphics, Inc.
(713) 787-0977

Christine Mohrmann/Eric Boyriven
Financial Dynamics
(212) 850-5600

FOR IMMEDIATE RELEASE

CONSOLIDATED GRAPHICS NAMES JAMES H. COHEN
EXECUTIVE VICE PRESIDENT – MERGERS & ACQUISITIONS

HOUSTON, TEXAS – September 7, 2005 - Consolidated Graphics, Inc. (NYSE: CGX) announced today that James H. Cohen has joined the Company as Executive Vice President – Mergers & Acquisitions.  In this position, Mr. Cohen will be responsible for directing the execution of the Company’s merger and acquisition program, as it seeks to expand its industry leading position and generate long-term growth in sales and profits.

Mr. Cohen, age 41, brings a significant amount of merger and acquisition experience to Consolidated Graphics, having served as a founder and Managing Director of Main Street Equity Ventures II, L.P., a Houston based private equity fund specializing in industry consolidations and also as a corporate attorney with the law firms of Baker Botts (in Houston) and Simpson Thacher & Bartlett (in New York and London).  Mr. Cohen is a graduate of Princeton University and NYU School of Law and began his career as a financial analyst with Morgan Stanley & Co. in New York.

“I am very pleased to welcome Jim to our team and to have someone of his caliber join our organization,” said Joe R. Davis, Chairman of the Board and Chief Executive Officer of Consolidated Graphics.  “Acquisitions remain a key element of our growth strategy. We are an ideal platform for owners seeking exit and liquidity opportunities, while at the same time providing their companies and their employees with long-term growth potential. It is an excellent time to expand our merger and acquisition team, as we are seeing an increasing number of acquisition opportunities, reflecting our strong balance sheet and our track record of success in identifying, evaluating, acquiring and operating outstanding printing companies.”

Also commenting, Mr. Cohen said, “I am excited about joining Consolidated Graphics.  It is always a privilege to be associated with an industry leader, and I look forward to helping the management team at Consolidated Graphics execute its strategic growth plans.”

Consolidated Graphics, Inc. is one of the nation’s leading commercial sheetfed, web and digital printing companies.  Through its network of printing companies in 25 states, the Company produces high-quality customized printed materials for a broad customer base that includes many of the most recognized companies in the country.  Consolidated Graphics also offers an extensive and growing range of digital and Internet-based services and solutions marketed through CGXSolutions.  Consolidated Graphics is focused on adding value to its operating companies by providing financial and operational strengths, management support and technological advantages associated with a national organization. For more information, visit the Company’s Web site at www.cgx.com.

This press release contains forward-looking statements, which involve known and unknown risks, uncertainties or other factors that could cause actual results to materially differ from the results, performance or other expectations implied by these forward-looking statements. Consolidated Graphics’ expectations regarding future sales and profitability assume, among other things, stability in the economy and reasonable growth in the demand for its products, the continued availability of raw materials at affordable prices, retention of its key management and operating personnel, as well as other factors detailed in Consolidated Graphics’ filings with the Securities and Exchange Commission. The forward-looking statements, assumptions and factors stated or referred to in this press release are based on information available to Consolidated Graphics today. Consolidated Graphics expressly disclaims any duty to provide updates to these forward-looking statements, assumptions and other factors after the day of this release to reflect the occurrence of events or circumstances or changes in expectations.

#   #   #